Exhibit 99.1

All transactions listed below relate to sales of Common Stock of Central Garden & Pet Company on February 14, 2005 by Glenn W. Novotny

Shares Price Shares Beneficially Owned After Transaction

916 43.4  96,232
55 43.41  96,177
100 43.42  96,077
400 43.43  95,677
145 43.45  95,532
1000 43.47  94,532
84 43.49  94,448
300 43.63  94,148
500 43.66  93,648
100 43.67  93,548
100 43.68  93,448
100 43.69  93,348
600 43.7  92,748
100 43.71  92,648
6 43.81  92,642
694 43.84  91,948
100 43.86  91,848
200 43.89  91,648
247 43.9  91,401
300 43.91  91,101
1000 43.92  90,101
500 43.94  89,601
2453 44  87,148
100 44.05  87,048
500 44.1  86,548
700 44.17  85,848
2000 44.18  83,848
379 44.19  83,469
221 44.2  83,248
100 44.3  83,148
300 44.57  82,848
400 44.67  82,448
200 44.75  82,248
100 44.76  82,148